UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — April 8, 2010

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On April 8, 2010, Assured Guaranty Ltd. (together with its subsidiaries, “Assured Guaranty”) made available in the Investor Information section of its website its Fixed Income Investor Presentation for the Fourth Quarter of 2009.  This presentation can be obtained from the website of Assured Guaranty at http://www.assuredguaranty.com/Content/ContentDisplay.aspx?ContentID=2668.

In addition, Assured Guaranty announces that it will host a municipal credit tutorial for equity investors on Friday, April 23, 2010, at 2:00 pm Eastern Daylight Time (3:00 pm Atlantic Time).  The tutorial will cover municipal credit basics, such as types of municipal bonds and obligors and credit structures for such bonds; it will not be focused on Assured Guaranty’s insured portfolio or the credit performance of the obligors in such portfolio.  The tutorial will be available via live and archived audio webcast in the Investor Information section of Assured Guaranty’s website at http://www.assuredguaranty.com.  Related presentation materials will also be available from that portion of the website.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James Michener
Name: James Michener
Title: General Counsel

DATE: April 8, 2010

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